Centennial Tax Exempt Trust
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule



1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/97:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


              Date            Daily Accrual Per Share (in $)

            06/24/97                .0000928
            06/25/97                .0000901
            06/26/97                .0000875
            06/27/97                .0000917
            06/28/97                .0000917
            06/29/97                .0000917
            06/30/97                .0000954

            Seven Day
              Total:                .0006409



      Current Yield:          $0.0006409/7 x 365 = 3.34%


                                      365/7
      Effective Yield:  (.0006409 + 1)      - 1  = 3.40%

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Centennial Tax Exempt Trust
Page 2



2. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 7-DAY PERIOD ENDED 06/30/97:

      The Fund's current tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a   =  7-day  current  yield  of  tax-exempt  security  positions  in  the portfolio.
      b   = 7-day current yield of taxable security positions in the portfolio.
      c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.


      Example:            .0334
                        ----------  +  0  =   5.53%
                        1  - .3960




      The Fund's effective tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a   = 7-day  effective  yield  of  tax-exempt  security  positions  in the portfolio.
      b   =  7-day  effective  yield  of  taxable  security   positions  in  the
          portfolio.
      c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.



      Example:            .0340
                        ----------  +  0  =   5.63%
                        1  - .3960


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Centennial Tax Exempt Trust
Page 3


3. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/97

      The Fund's current tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a   =  30-day  current  yield  of  tax-exempt  security  positions  in the portfolio.
      b = 30-day current yield of taxable security positions in the portfolio. c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.

      Example:            .0321
                        ----------  +  0  =   5.31%
                        1  - .3960


      The Fund's effective tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a = 30-day effective yield of tax-exempt security positions in the portfolio.
      b = 30-day effective yield of taxable security positions in the portfolio.
      c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.


      Example:            .0326
                        ----------  +  0  =   5.40%
                        1  - .3960